FINGERHUT RECEIVABLES, INC.
                               Buyer


                                and


                       FINGERHUT CORPORATION
                              Seller



                        PURCHASE AGREEMENT
                     Dated as of June 29, 1994


                              ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  Definitions. . . . . . . . . . . . . . . . . . .   1
     Section 1.2  Other Definitional Provisions. . . . . . . . . .   2

                              ARTICLE II

     PURCHASE, CONVEYANCE AND SERVICING
     OF RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.1  Sale . . . . . . . . . . . . . . . . . . . . . .   3

                             ARTICLE III

     CONSIDERATION AND PAYMENT . . . . . . . . . . . . . . . . . .   6
     Section 3.1  Purchase Price . . . . . . . . . . . . . . . . .   6
     Section 3.2  Payment of Purchase Price. . . . . . . . . . . .   6
     Section 3.3  Settlement . . . . . . . . . . . . . . . . . . .   6
     Section 3.4  Capital Contribution . . . . . . . . . . . . . .   7

                              ARTICLE IV

     REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .   8
     Section 4.1  Seller's Representations and Warranties. . . . .   8
     Section 4.2  Seller's Representations and Warranties
                Regarding Receivables. . . . . . . . . . . . . . .  11
     Section 4.3  Representations and Warranties of
                the Buyer. . . . . . . . . . . . . . . . . . . . .  13

                              ARTICLE V

     COVENANTS OF SELLER AND BUYER . . . . . . . . . . . . . . . .  16

     Section 5.1  Seller Covenants . . . . . . . . . . . . . . . .  16
     Section 5.2  Addition of Receivables. . . . . . . . . . . . .  18
     Section 5.3  Buyer Covenant Regarding Sale Treatment. . . . .  18

                              ARTICLE VI

     REPURCHASE OBLIGATION . . . . . . . . . . . . . . . . . . . .  19

     Section 6.1  Mandatory Repurchase . . . . . . . . . . . . . .  19
     Section 6.2  Conveyance of Reassigned Receivables . . . . . .  20

                             ARTICLE VII

     CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . .  21

     Section 7.1  Conditions to the Buyer's Obligations
                Regarding Receivables. . . . . . . . . . . . . . .  21
     Section 7.2  Conditions Precedent to the Seller's
                Obligations. . . . . . . . . . . . . . . . . . . .  21

                             ARTICLE VIII

     TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . .  23

     Section 8.1  Termination. . . . . . . . . . . . . . . . . . .  23

                              ARTICLE IX

     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .  24

     Section 9.1   Amendment . . . . . . . . . . . . . . . . . . .  24
     Section 9.2   Governing Law . . . . . . . . . . . . . . . . .  24
     Section 9.3   Notices . . . . . . . . . . . . . . . . . . . .  24
     Section 9.4   Severability of Provisions. . . . . . . . . . .  24
     Section 9.5   Assignment. . . . . . . . . . . . . . . . . . .  25
     Section 9.6   Further Assurances. . . . . . . . . . . . . . .  25
     Section 9.7   No Waiver; Cumulative Remedies. . . . . . . . .  25
     Section 9.8   Counterparts. . . . . . . . . . . . . . . . . .  26
     Section 9.9   Binding Effect; Third-Party Beneficiaries . . .  26
     Section 9.10  Merger and Integration.   . . . . . . . . . . .  26
     Section 9.11  Headings. . . . . . . . . . . . . . . . . . . .  26
     Section 9.12  Schedules and Exhibits. . . . . . . . . . . . .  26
     Section 9.13  No Bankruptcy Petition Against the Buyer. . . .  26
     Section 9.14  Merger or Consolidation of, or
                Assumption of the Obligations of, the
                Seller . . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.15  Protection of Right, Title and Interest
                to Receivables . . . . . . . . . . . . . . . . . .  27


     Exhibit A      Form of Weekly Report

     Schedule 1     Seller's Chief Executive Office
     Schedule 2     Tax Returns and Payments




               PURCHASE AGREEMENT, dated as of June 29, 1994 (the "Agreement"), by and between FINGERHUT CORPORATION, a Minnesota corporation ("Fingerhut" or the "Seller"), and FINGERHUT RECEIVABLES, INC., a Delaware corporation ("FRI" or the "Buyer").

                       W I T N E S S E T H :

               WHEREAS, the Buyer desires to purchase from time to time certain installment sale contract receiv-ables generated on or before the Initial Closing Date or to be generated after the Initial Closing Date by the Seller in the normal course of its business;

               WHEREAS, the Seller desires to sell and assign from time to time certain installment sale contract re-ceivables to the Buyer upon the terms and conditions hereinafter set forth;

               WHEREAS, the Buyer is an Affiliate of the Sell-er;

               NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:


                             ARTICLE I

                            DEFINITIONS

               Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capital-ized terms used herein shall have the following meanings assigned to them:

               "Credit Adjustment" shall have the meaning set forth in Section 3.2(b) hereof.

               "Involuntary Case" shall have the meaning set forth in Section 2.1(c) hereof.

               "Opinion of Counsel" shall mean a written opinion of counsel acceptable to the Buyer and the Sell-er, which counsel may be an employee of the Seller.

               "Pooling and Servicing Agreement" shall mean the pooling and servicing agreement dated as of June 29, 1994 by and among the Transferor, Fingerhut and the Trustee.

               "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

               "Sale Papers" shall have the meaning set forth in Section 4.1(c) hereof.

               "Secured Obligations" shall have the meaning set forth in Section 2.1(f) hereof.

               "Seller's Discount" shall mean, for any day on which Receivables are conveyed hereunder, the discount used to determine the Seller's accounting basis in the Receivables on such day.

               "Termination Date" shall have the meaning set forth in Section 8.1 hereof.

               Section 1.2  Other Definitional Provisions.
     The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provisions contained in the Pooling and Servic-ing Agreement, the terms and provisions contained herein shall govern with respect to this Agreement.

                        [END OF ARTICLE I]

                                      ARTICLE II

                PURCHASE, CONVEYANCE AND SERVICING
                          OF RECEIVABLES

               Section 2.1 Sale. (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over, and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Sell-er, on the terms and subject to the conditions specifi-cally set forth herein, all of the Seller's right, title and interest in, to and under (i) the Receivables now existing and hereafter created and all monies due or to become due with respect thereto, (ii) Recoveries and
     (iii) all proceeds of the foregoing. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the Seller in connection with the Receivables or any agree-ment or instrument relating thereto, including, without limitation, any obligation to any Obligors or insurers.

               (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Initial Closing Date, at its own expense, a financing statement or statements with respect to the Receivables and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdic-tions as are necessary to perfect and protect the inter-ests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Buyer within 10 days after the Initial Closing Date.

               (c) The Buyer shall not purchase Receivables hereunder if the Seller shall become an involuntary party to (or be made the subject of) any bankruptcy proceeding or any other insolvency, readjustment of debt, marshal-ling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substan-tially all of its property (an "Involuntary Case") upon receipt by the Seller at its head corporate office of notice of such Involuntary Case.

               (d) The Buyer shall not purchase Receivables hereunder if the Seller shall admit in writing its in-ability to pay its debts as they are due, or the Seller shall commence a voluntary case under the federal bank-ruptcy laws, as now or hereafter in effect, or any pres-ent or future federal or state bankruptcy, insolvency or similar law, or the Seller shall consent to the appoint-ment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or of any substantial part of its property or the Seller shall make an assignment for the benefit of creditors or the Seller shall fail generally to pay its debts as such debts become due or the Seller shall take corporate action in furtherance of any of the foregoing.

               (e) In connection with the sale and conveyance hereunder, the Seller agrees, at its own expense, on or prior to the Initial Closing Date and on each Business Day thereafter, to indicate or cause to be indicated clearly and unambiguously in its accounting records that such Receivables and the other property described in clauses (i), (ii) and (iii) of Section 2.1(a) have been sold to the Buyer pursuant to this Agreement as of the Initial Closing Date or such Business Day as applicable.

               (f) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be con-strued as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a securi-ty interest in and to all of the Seller's right, title and interest in (w) all Receivables outstanding on the Initial Closing Date and thereafter created by the Seller and all rights (but not the obligations) relating to such Receivables, (x) with respect to the Receivables, all accounts (as defined in the applicable UCC) outstanding on the Initial Closing Date and thereafter created by the Seller, and all rights (but not the obligations) relating thereto, (y) all monies due or to become due with respect thereto and (z) all proceeds of the forego-ing to secure (1) the rights of the Buyer and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement. The Seller and the Buyer may rely upon an Opinion of Counsel addressed to them as to what is required to provide the Buyer with such security interest; and any such Opinion of Counsel shall permit the Trustee, on behalf of the Certificateholders, the Certificateholders (in the case of any Series issued in a placement exempt from the registration requirements of the Securities Act) and the Rating Agencies to rely on it.

                        [END OF ARTICLE II]
                                      ARTICLE III

                     CONSIDERATION AND PAYMENT

               Section 3.1  Purchase Price.  The Purchase
     Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to for Receivables transferred on any date, the product of (i) the aggregate Outstanding Balance of all Receivables as of the Initial Closing Date, and (ii) one minus the then applicable Seller's Discount.

               Section 3.2  Payment of Purchase Price.
     (a) The Purchase Price for Receivables shall be paid or provided for on the Initial Closing Date with respect to the Receivables existing on the Initial Closing Date and on each Business Day thereafter on which Receivables are transferred hereunder, as the case may be, by payment in immediately available funds to the extent such funds are available. To the extent that the total Purchase Price for Receivables is not paid in full by the Buyer on the Initial Closing Date or on each Business Day on which Re-ceivables are purchased hereunder in cash, the Seller shall be deemed to have contributed Receivables in an aggregate principal amount equal to such shortfall to the Buyer.

               (b) The Purchase Price shall be adjusted on a monthly basis (a "Credit Adjustment") with respect to any Receivable adjusted as provided in subsection 3.8 of the Pooling and Servicing Agreement in an amount equal to the amount of such Credit Adjustment specified in subsection
     3.8 of the Pooling and Servicing Agreement. If the Buyer is required thereunder to deposit amounts into the Excess Funding Account, the Seller shall pay the amount so adjusted to the Buyer.

               Section 3.3 Settlement. On each Tuesday (or if any Tuesday is not a Business Day the next succeeding Business Day), the Seller shall deliver to the Buyer a Weekly Report showing the aggregate Purchase Price of Re-ceivables generated, the aggregate amount of Receivables deemed to have been contributed by the Seller to the Buyer, the aggregate amount, if any, paid to the Buyer pursuant to Section 6.1 hereof, the aggregate amount of cash paid for Receivables generated in each case for the period from and including the preceding Tuesday (or next succeeding Business Day, as applicable) to but not in-cluding such Tuesday.

               Section 3.4 Capital Contribution. The Seller has contributed cash in exchange for 100 shares of common stock of the Buyer, which 100 shares represent all of the outstanding capital stock of the Buyer. In addition, in connection with the sale of Receivables to the Buyer on the Initial Closing Date, Receivables with an Outstanding Balance equal to $194,986,254.91 shall be deemed paid for by the Buyer with cash and such cash shall be retained by the Buyer and will be considered to have been contributed to the Buyer as capital surplus.

                       [END OF ARTICLE III]
                                      ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

               Section 4.1  Seller's Representations and
     Warranties. The Seller represents and warrants to the Buyer as of the Initial Closing Date, and shall be deemed to represent and warrant as of the date of any Supplement and the related Closing Date, that:

               (a)  Organization and Good Standing.  The
     Seller is a corporation duly organized and validly exist-ing in good standing under the laws of the State of Minnesota and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and as such busi-ness is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

               (b)  Due Qualification.  The Seller is duly
     qualified to do business and is in good standing (or is exempt from such requirements), as a foreign corporation in any state required in order to conduct business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law.

               (c)  Due Authorization.  The execution and
     delivery of Sale Papers, and the consummation of the transactions provided for herein and therein have been duly authorized by the Seller by all necessary corporate action on its part.

               (d)  Binding Obligation.  Each of the Sale
     Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obli-gation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by appli-cable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (e) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transac-tions contemplated thereby, do not (i) contravene the Seller's charter or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

               (f) Taxes. Except as specified on Schedule 2, the Seller has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, as-sessment or other governmental charge in good faith through appropriate proceedings.

               (g) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers and the fulfillment of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material in-strument to which the Seller is a party or by which it or its properties are bound.

               (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

               (i)  All Consents Required.  All approvals,
     authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the perfor-mance of the transactions contemplated by the Sale Papers and the fulfillment of the terms hereof and thereof, have been obtained.

               (j) Bona Fide Receivables. Each Receivable is or will be an account receivable arising out of the sale of consumer goods, services or financial service products by the Seller. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receiv-able that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Re-ceivable by the Seller in any document or report deliv-ered under this Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agree-ment.

               (k) Place of Business. The principal execu-tive offices of the Seller are in Minnetonka, Minnesota and the offices where the Seller keeps its records con-cerning the Receivables and related Contracts are in Minnetonka, Minnesota and St. Cloud, Minnesota.

               (l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

               (m) Pay Out Event. As of the Initial Closing Date, no Pay Out Event and no condition that with the giving of notice and/or the passage of time would consti-tute a Pay Out Event (a "Prospective Pay Out Event"), has occurred and is continuing.

               (n) Not an Investment Company. The Seller is not an "investment company" within the meaning of the In-vestment Company Act, or is exempt from all provisions of such Act.

               The representations and warranties set forth in this Section 4.1 shall survive the sale of the Receiv-ables to the Buyer. The Seller hereby represents and warrants to the Buyer, that the representations and warranties of the Seller set forth in Section 4.1 are true and correct as of such date. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

               Section 4.2  Seller's Representations and
     Warranties Regarding Receivables.

               (a)  Valid Sale, etc.  The Seller (x) hereby
     represents and warrants as of the Initial Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) shall be deemed to represent and warrant as of the date of the creation and transfer to the Buyer of any Receivables with respect to such Receivables, that:

                    (i)  Each of this Agreement and the Pool-
               ing and Servicing Agreement constitutes the legal, valid and binding obligation of the Seller, enforce-able against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reor-ganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such en-forceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                    (ii)  The transfer of Receivables by the
               Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables, whether then existing or thereafter created, and such Receivables will be held by the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates except for Permitted Liens. This Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to the Receivables purported to be sold hereunder, whether then existing or thereafter created and the proceeds thereof.

                    (iii)  The Seller is not insolvent and
               will not be rendered insolvent upon sale of the Receivables to the Buyer.

                    (iv)  The Seller is (or, with respect to
               Receivables arising after the date hereof, will be) the legal and beneficial owner of all right, title and interest in and to each Receivable and each Receivable has been or will be transferred to the Buyer free and clear of any Lien other than Permit-ted Liens.

                    (v)  All consents, licenses, approvals or
               authorizations of or registrations or declarations with any Governmental Authority required in connec-tion with the transfer of such Receivables to the Buyer have been obtained.

                    (vi)  Each Receivable classified as an
               "Eligible Receivable" by the Seller in any document or report delivered hereunder will satisfy the requirements contained in the definition of Eligible Receivable as of the time of such document or re-port.

                    (vii)  Each Receivable then existing has
               been conveyed to the Buyer free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permit-ted Liens) and in compliance, in all material re-spects, with all Requirements of Law applicable to the Seller.

               (b) Daily Representations and Warranties. On each day on which any new Receivable is created by the Seller, the Seller shall be deemed to represent and war-rant to the Buyer that (A) each Receivable purchased by the Seller on such day has been conveyed to the Buyer in compliance, in all material respects, with all Require-ments of Law applicable to the Seller and free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Re-ceivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

               (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the sale, transfer and assignment of the respective Re-ceivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

               Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with, as of the date hereof and as of the Initial Closing Date, the Seller and shall be deemed to represent and warrant as of the date of the creation of any Receiv-able sold to the Buyer hereunder that:

               (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such prop-erties are presently owned and such business is presently conducted and to execute, deliver, and perform its obli-gations under the Sale Papers.

               (b)  Due Qualification.  The Buyer is duly
     qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct business and has obtained all necessary licenses and approvals with respect to the Buyer required under federal and Delaware law.

               (c)  Due Authorization.  The execution and
     delivery of the Sale Papers and the consummation of the transactions provided for in the Sale Papers have been duly authorized by the Buyer by all necessary corporate action on its part.

               (d) No Conflicts. The execution and delivery of the Sale Papers and the performance of the transac-tions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or by-laws or (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

               (e) No Violation. The execution and delivery of the Sale Papers, the performance of the transactions contemplated by the Sale Papers, and the fulfillment of the terms of the Sale Papers will not violate any Re-quirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any mate-rial indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

               (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Pa-pers, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and ad-versely affect the validity or enforceability of the Sale Papers.

               (g)  All Consents Required.  All approvals,
     authorizations, consents, orders, or other actions of any Governmental Authority required in connection with the execution and delivery of the Sale Papers, the perfor-mance of the transactions contemplated by the Sale Pa-pers, and the fulfillment of the terms of the Sale Papers have been obtained.

               The representations and warranties set forth in this Section 4.3 shall survive the sale of the Receiv-ables to the Buyer. The Buyer hereby represents and warrants to the Seller that the representations and warranties of the Buyer set forth in Section 4.3 are true and correct as of such date. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing repre-sentations and warranties, the party discovering such breach shall give prompt written notice to the other.

                        [END OF ARTICLE IV]
                                       ARTICLE V

                   COVENANTS OF SELLER AND BUYER

               Section 5.1  Seller Covenants.  The Seller
     hereby covenants that:

               (a)  Receivables to be Accounts or General
     Intangibles. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an "account" (as defined in the UCC as in effect in the Relevant UCC State).

               (b) Security Interests. Except for the con-veyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any Receiv-able, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Per-mitted Lien.

               (c) Contracts and Credit and Collection Poli-cies. The Seller shall take all actions reasonably within its control to comply with and perform its obliga-tions under the Contracts relating to the Receivables and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and ad-versely affect the rights of the Buyer. The Seller may change the terms and provisions of the Contracts or the Credit and Collection Policy in any respect (i) if it would not, in the reasonable belief of the Seller, mate-rially impair the collectibility of any Receivable or cause, immediately or with the passage of time, a Pay Out Event to occur and (ii) if such change (A) (if it owns a comparable segment of receivables) is made applicable to the comparable segment of the receivables owned by the Buyer or Seller, if any, which have characteristics the same as, or substantially similar to, the Receivables that are the subject of such change and (B) (if it does not own such a comparable segment of receivables) will not be made with the intent to materially benefit the Seller over the Buyer or to materially adversely affect the Buyer, except as otherwise restricted by an endorse-ment, sponsorship, or other agreement between the Seller and an unrelated third party or by the terms of the Contracts.

               (d)  [Reserved]

               (e)  Delivery of Collections.  In the event
     that the Seller receives Collections, the Seller agrees to deposit such Collections into the Collection Account as soon as practicable after the receipt thereof, but in no event later than the second Business Day following the Date of Processing thereof.

               (f)  Conveyance of Receivables.  Except as
     provided in Section 9.5, the Seller covenants and agrees that it will not convey, assign, exchange or otherwise transfer any Receivable, to any Person other than the Buyer prior to the termination of this Agreement pursuant to Article VIII except for transfers to the Fingerhut Credit Card Bank; provided, however, that the Seller shall not be prohibited hereby from conveying, assign-ing, exchanging or otherwise transferring a Receivable in connection with a transaction in which the Seller and its successor agree to comply with provisions substantially similar to those of Section 9.14.

               (g) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

               (h)  Separate Business.  The Seller will not
     permit its assets to be commingled with those of the Buyer and the Seller shall maintain separate corporate records and books of account from those of the Buyer.
     The Seller will not conduct its business in the name of the Buyer and will cause the Buyer to conduct its busi-ness solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Seller will provide for its own operating expenses and liabilities from its own funds. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Buyer, except that the organizational expenses of the Buyer may be paid by the Seller and that the Seller will contribute to the Trans-feror on the Initial Closing Date a demand note. The Seller shall cause the Buyer not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Seller. The Seller will maintain an arm's length relationship with the Buyer with respect to any transactions between the Seller, on the one hand, and the Buyer, on the other.

               Section 5.2  Addition of Receivables.

               All receivables which meet the definition of Receivables shall be included as Receivables from and after the date upon which such Receivables are created and all such Receivables, whether such Receivables are then existing or thereafter created, shall be sold auto-matically to the Buyer upon creation by the Seller.

               Section 5.3  Buyer Covenant Regarding Sale
     Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                        [END OF ARTICLE V]


                            ARTICLE VI

                       REPURCHASE OBLIGATION

               Section 6.1  Mandatory Repurchase.

               (a)  Breach of Warranty.  In the event of a
     breach with respect to a Receivable of any of the repre-sentations and warranties set forth in Section 4.1(j) or subsections 4.2(a)(iii) through (vii) or 4.2(b), or in the event that a Receivable is not an Eligible Receivable on the date of its transfer to the Buyer as a result of the failure to satisfy the conditions set forth in the definition of Eligible Receivable, such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Such payment must be made by the close of business on the fifth Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the defi-nition of Eligible Receivable with respect to such Re-ceivable available to the Buyer.

               (b) Reassignment of the Sold Assets. In the event of a breach of any of the representations and warranties set forth in Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii), the Buyer by notice given in writing to the Seller may direct the Seller to accept reassign-ment of the Receivables at the amount specified below within 60 days of such notice (or within such longer period as may be specified in such notice), and the Seller shall be obligated to accept reassignment of the Receivables within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the Seller deliv-ers to the Buyer an Officer's Certificate stating that the representations and warranties contained in Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii) shall then be true and correct in all material respects as if made on such day. The Seller shall pay to the Buyer on the day of such reassignment an amount equal to the aggregate In-vested Amount plus accrued and unpaid interest on the Investor Certificates. On the day on which such amount has been paid, each Receivable shall be sold and reas-signed to the Seller, and the Buyer shall execute and deliver such instruments of sale and assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Seller to vest in the Seller, or its designee or assignee, all right, title and interest of the Buyer in and to each Receivable. The obligation of the Seller to purchase each Receivable pursuant to this Section shall constitute the sole remedy available to the Buyer for a breach of the representa-tions and warranties contained in Section 4.1(a), (b), and (c) and 4.2(a)(i) and (ii).

               Section 6.2 Conveyance of Reassigned Receiv-ables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substan-tially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables reconveyed to the Seller pursuant to Section 6.1(b). The Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables pursuant to this
     Article VI.


                        [END OF ARTICLE VI]
                                      ARTICLE VII

                       CONDITIONS PRECEDENT

               Section 7.1 Conditions to the Buyer's Obliga-tions Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

               (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Initial Closing Date and on the day of creation of any Receivable created thereafter with the same effect as though such representations and warranties had been made on such date;

               (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Initial Closing Date, in the case of Receivables sold to the Buyer on the Initial Closing Date, or the applicable Date of Processing, in the case of Receivables created after the Initial Closing Date;

               (c)  At the Initial Closing Date, the Seller
     shall have substantially performed all other obligations required to be performed by the provisions of this Agree-ment;

               (d)  With respect to Receivables sold to the
     Buyer on the Initial Closing Date, the Seller shall have filed the financing statement(s) required to be filed pursuant to Section 2.1(b); and

               (e)  All corporate and legal proceedings and
     all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (includ-ing, without limitation, records of corporate proceed-
     ings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

               Section 7.2  Conditions Precedent to the
     Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

               (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representa-tions and warranties had been made on such date;

               (b)  Payment or provision for payment of the
     Purchase Price in accordance with the provisions of
     Section 3.3 hereof shall have been made; and

               (c)  All corporate and legal proceedings and
     all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contem-plated as the Seller may reasonably have requested.

                       [END OF ARTICLE VII]
                                     ARTICLE VIII

                       TERM AND TERMINATION

               Section 8.1 Termination. Upon the termination of the Trust pursuant to Section 12.1 of the Pooling and Servicing Agreement and the surrender of the Exchangeable Transferor's Certificate, the Buyer shall return to the Seller (without recourse, representation or warranty) all right, title and interest of the Buyer in the Receiv-ables, whether then existing or thereafter created, all moneys due or to become due with respect thereto, and all proceeds thereof except for amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servic-ing Agreement. The Buyer shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller all right, title and inter-est which the Buyer had in the Receivables.


                       [END OF ARTICLE VIII]
                                      ARTICLE IX

                     MISCELLANEOUS PROVISIONS

               Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller. The Seller shall provide prompt written notice of any such amendment to the Rating Agencies.

               Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

               (a)  in the case of the Buyer, to:

                    Fingerhut Receivables, Inc.
                    4400 Baker Road, Suite F480
                    Minnetonka, Minnesota  55343
                    (612) 936-5035

               (b)  in the case of the Seller, to:

                    Fingerhut Corporation
                    4400 Baker Road
                    Minnetonka, Minnesota  55343
                    (612) 932-3100

     or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

               Section 9.4  Severability of Provisions.  If
     any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatso-ever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

               Section 9.5  Assignment.  Notwithstanding
     anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as contemplated by this Section 9.5 and the Pooling and Servicing Agreement; provided, however, that simulta-neously with the execution and delivery of this Agree-ment, the Buyer shall assign all of its right, title and interest herein to the Trustee for the benefit of the Investor Certificateholders of all Series as provided in
     Section 2.1 of the Pooling and Servicing Agreement, to which the Seller hereby expressly consents; provided, further, that except for the foregoing assignment, no such assignment shall occur unless the Buyer shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Certificates. The Seller agrees to perform its obligations hereunder for the benefit of the Trust and that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without the consent of the Buyer; provided, however, that the Seller may assign all of its right, title and inter-est herein to a national banking association formed by Fingerhut Corporation or any Affiliate thereof to own its customer accounts and receivables.

               Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Pa-pers, including, without limitation, the execution of any financing statements or continuation statements or equiv-alent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

               Section 9.7  No Waiver; Cumulative Remedies.
     No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver there-of; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

               Section 9.8 Counterparts. The Sale Papers may be executed in two or more counterparts including telefax transmission thereof (and by different parties on sepa-rate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

               Section 9.9  Binding Effect; Third-Party Bene-
     ficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respec-tive successors and permitted assigns.

               Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relat-ing to the subject matter hereof, and all prior under-standings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

               Section 9.11  Headings.  The headings herein
     are for purposes of reference only and shall not other-wise affect the meaning or interpretation of any provi-sion hereof.

               Section 9.12  Schedules and Exhibits.  The
     schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

               Section 9.13  No Bankruptcy Petition Against
     the Buyer. The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against or join any other Person in instituting against the Buyer any bankruptcy, reorganization, ar-rangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Section 9.14  Merger or Consolidation of, or
     Assumption of the Obligations of, the Seller. The Seller shall not consolidate with or merge into any other corpo-ration or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i)  the corporation formed by such con-
               solidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or bene-fit from such right, as would apply, to the extent practicable, to such successor entity); and

                    (ii)  the Seller shall have delivered to
               the Buyer an Officer's Certificate that such consol-idation, merger, conveyance or transfer and such supplemental agreement comply with this Section 9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemen-tal agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the Dis-trict of Columbia. The Rating Agencies shall re-ceive prompt written notice of such merger or con-solidation of the Seller.

               Section 9.15  Protection of Right, Title and
     Interest to Receivables.

               (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Seller's and the Buyer's right, title and interest to the Receivables to be promptly recorded, registered and filed, and at all times to be kept record-ed, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer here-under to the Receivables and proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available follow-ing such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.15(a).

               (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation state-ment filed in accordance with paragraph (a) above materi-ally misleading within the meaning of Section 9-402(7) of the UCC as in effect in the Relevant UCC State, the Seller shall give the Buyer written notice of any such change and shall file such financing statements or amend-ments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

               (c)  The Seller will give the Buyer prompt
     written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continua-tion statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain each office from which it services Receivables and its princi-pal executive office within the United States of America.

                        [END OF ARTICLE IX]
                    IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                           FINGERHUT RECEIVABLES, INC.,
                             as Buyer


                           By:________________________
                              Title:


                           FINGERHUT CORPORATION,
                             as Seller


                           By:________________________
                              Title: